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PROXY                                                                      PROXY
                           BB&T FINANCIAL CORPORATION

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BB&T FINANCIAL
                                  CORPORATION

  The undersigned hereby appoints JOHN A. ALLISON IV and RUSSELL A. THOMPSON, JR., and either of them, attorneys and proxies, with power of substitution, to vote the shares of BB&T Financial Corporation's ("BB&T") common stock of the undersigned at the Special Meeting of the Shareholders of BB&T to be held at the Corporation's headquarters at 223 West Nash Street, Wilson, North Carolina, 27893 on Thursday, December 15, 1994, at 10:00 a.m., and at any adjournments thereof, upon the following matters:

1. Proposal 1--To consider and vote upon an Agreement and Plan of Reorganization between BB&T and Southern National Corporation ("SNC"), dated as of July 29, 1994, and amended and restated as of October 22, 1994, and a related Plan of Merger, dated as of July 29, 1994, and amended and restated as of October 22, 1994, pursuant to which, among other things: (i) BB&T will be merged (the "Merger") with and into SNC; (ii) each outstanding share of BB&T common stock, $2.50 par value per share, would be converted into the right to receive 1.45 shares of SNC common stock, $5.00 par value per share ("SNC Common Stock"), with cash in lieu of the issuance of any fractional share interest; and (iii) each outstanding stock option granted by BB&T under one of its benefit plans, whether or not exercisable, would be converted into and become a right with respect to SNC Common Stock, all as described more fully in the accompanying Joint Proxy Statement/Prospectus.

 PLEASE MARK VOTES:

                       [_] FOR  [_] AGAINST  [_] ABSTAIN

2. Proposal 2--In their discretion, to vote upon such other business as may properly come before the meeting or any adjournments thereof.

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF PROPOSAL 1 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS. AT THE PRESENT TIME, THE PROXY HOLDERS KNOW OF NO OTHER MATTERS TO BE PRESENTED AT THE SPECIAL MEETING.

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THE PROXY CARD PROMPTLY USING THE
                                            ENCLOSED ENVELOPE.

                                            PLEASE SIGN EXACTLY AS NAME
                                            APPEARS AT LEFT.

                                            WHEN SIGNING AS ATTORNEY,
                                            EXECUTOR, ADMINISTRATOR, TRUSTEE
                                            OR GUARDIAN, PLEASE GIVE FULL
                                            TITLE AS SUCH. IF A CORPORATION,
                                            PLEASE SIGN IN FULL CORPORATE NAME
                                            BY PRESIDENT OR OTHER AUTHORIZED
                                            OFFICER. IF A PARTNERSHIP, PLEASE
                                            SIGN IN PARTNERSHIP NAME BY
                                            AUTHORIZED PERSON.

                                            -----------------------------------
                                                         Signature

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                                                 Signature if held jointly

                                            Dated _______________________, 1994

                                            IF YOU ATTEND THE SPECIAL MEETING,
                                            YOU MAY WITHDRAW YOUR PROXY AND
                                            VOTE IN PERSON.